Exhibit 99.1

National City Corporation 1900 E. 9th St. Cleveland, OH 44114-3484
NEWS RELEASE
For Immediate Release

Investor Contact:	Media Contact:
Jennifer Hammarlund	Kristen Baird Adams
216-222-9849	216-222-8202
jennifer.hammarlund@nationalcity.com	kristen.bairdadams@nationalcity.com
NATIONAL CITY REPORTS FIRST QUARTER 2006 EARNINGS
     CLEVELAND—April 18, 2006— National City Corporation (NYSE: NCC) today reported first quarter 2006 net income of $459 million, or $.74 per diluted share, compared to $484 million, or $.74 per diluted share for the first quarter of 2005, and $398 million, or $.64 per diluted share for the fourth quarter of 2005.
Chairman’s Comments
     Chairman and CEO David A. Daberko commented, “First quarter results were solid across the board. As expected, the contribution from mortgage activities has declined, while core banking results continued to grow both in absolute terms and as a percentage of overall earnings. While direct comparisons between periods are hindered by unusual items and our strategic move to an originate-and-sell model for certain assets, the quarters nonetheless showed favorable underlying trends in revenue and household growth. Credit quality was also a plus, and remains strong.”
Net Interest Income and Margin
     Tax-equivalent net interest income was $1.2 billion for the first quarter of 2006, approximately equal to the preceding quarter, and up 2% from the first quarter a year ago. Net interest margin was 3.81% for the first quarter of 2006, up from 3.74% in the fourth quarter of 2005 and 3.78% in the first quarter of last year. The linked-quarter comparison of tax-equivalent net interest income is stable, despite a higher net interest margin, which reflects a
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decrease in earning assets due to the sale or securitization of $1.5 billion of home equity lines of credit and credit card balances during the first quarter of 2006. The year-over-year increase in tax-equivalent net interest income reflects growth in earning assets and a higher net interest margin.
Loans and Deposits
     Average portfolio loans were $105 billion for the first quarter of 2006, a 4% increase from a year ago, which reflects growth in commercial loans, particularly in commercial leases, as well as mortgage loans. On a linked-quarter basis, average portfolio loans were down slightly due to the reclassification of home equity lines and loans from portfolio into held for sale pursuant to the implementation of the Corporation’s previously announced originate-and-sell strategy for these assets. Average core deposits, excluding mortgage banking escrow balances, were $64.5 billion, up slightly from the preceding quarter and the first quarter a year ago. Average Consumer & Small Business core deposits were up 5% from a year earlier.
Fees and Other Income
     Fees and other income for the first quarter of 2006 were $644 million, down $124 million from the preceding quarter and $141 million from the first quarter a year ago, primarily due to lower gains on sale of mortgage loans and unfavorable net hedging results.
     Mortgage loan production and sales revenue was $119 million for the first quarter of 2006, down $65 million compared to the preceding quarter, and $72 million from the first quarter a year ago. The linked-quarter decrease reflects lower gains on sale of mortgage loans, while the year-over-year decrease is primarily due to lower gains on hedging mortgage loans held for sale. Net hedging losses on mortgage servicing rights (MSR), included within loan servicing income, were $(101) million for the first quarter of 2006, versus net MSR hedging gains of $15 million and $70 million in the fourth and first quarter of 2005, respectively.
     Deposit and other banking service fees, trust fees, and card-related fees were $323 million in the first quarter of 2006, down seasonally from $333 million in the fourth quarter, but up 13% from $286 million a year ago. Fees and other income for the first quarter of 2006 also included $31 million related to the partial release of a $36 million chargeback guarantee liability associated with a now-terminated credit card processing agreement for a major airline.

Noninterest Expense
     Noninterest expense was $1.1 billion, down $129 million from the immediately preceding quarter and about equal to the first quarter a year ago. On a linked-quarter basis, noninterest expense decreased mainly due to unusual and infrequently occurring expenses incurred in the fourth quarter of 2005, including $56 million of severance and other costs related to the Corporation’s Best In Class initiative and a $30 million contribution to the Corporation’s charitable foundation. In comparison, the first quarter of 2006 included only $4 million of severance and other costs related to the Best In Class initiative, and no comparable charitable contributions. On a year-over-year basis, noninterest expense was relatively unchanged. The first quarter of 2006 contained no significant unusual or infrequently occurring items, while the first quarter of 2005 contained $19 million of acquisition integration costs and a $29 million one-time adjustment related to lease accounting.
Income Taxes
     The effective tax rate for the first quarter of 2006 was 31%, down from 34% in the year-earlier period. The lower rate in 2006 reflects higher tax credits, lower state and local taxes, as well as some favorable adjustments to tax reserves.
Credit Quality
     The provision for credit losses for the first quarter of 2006 was $27 million, down from $132 million in the preceding quarter and $70 million in the first quarter a year ago. The decrease in the provision reflects a lower required allowance for loan losses due largely to continued improvement in credit quality and lower portfolio levels of certain consumer loans. In addition, the higher provision for credit losses in the fourth quarter of 2005 considered probable losses arising from the large number of consumer bankruptcy filings which occurred in late 2005 associated with a change in bankruptcy laws. First quarter 2006 net charge-offs were $121 million, compared to $138 million in the preceding quarter and $87 million in the first quarter a year ago. First quarter 2006 charge-offs included $24 million of passenger airline lease losses, and $20 million of consumer bankruptcy losses, both reserved for in prior periods. Nonperforming assets were $647 million at March 31, 2006, up from $596 million at December 31, 2005, with substantially all of the net increase due to the reclassification of $51 million of insured loans in foreclosure to other real estate owned pursuant to recent regulatory guidance. The allowance for loan losses was $1.0 billion, or .98% of portfolio loans, at March 31, 2006 compared to $1.1 billion, or 1.03% of portfolio loans, as of December 31, 2005. Credit quality continues to be good.
Balance Sheet
     At March 31, 2006, total assets were $140.2 billion, and stockholders’ equity was $12.6 billion, or 9.0% of total assets. Tangible common equity as a percentage of tangible assets was 6.70% at March 31, 2006, up from 6.57% at December 31, 2005 and 6.65% at March 31, 2005. At March 31, 2006, total deposits were $81.4 billion, including core deposits of $69.9 billion. The Corporation repurchased 7.5 million shares of its common stock during the first quarter of 2006 and has authorization to repurchase another 26 million shares. The Corporation intends to continue share repurchases over the rest of the year, subject to market conditions and applicable regulatory constraints.
     In December 2005, the Corporation signed a definitive agreement to purchase privately-held Forbes First Financial Corporation, a bank holding company with approximately $500 million of assets, operating eight branches and three limited service locations in the St. Louis, Missouri market. Completion of this transaction is expected to occur in the second quarter of 2006.
Forward-Looking Statements
     This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on the Corporation’s Web site at nationalcity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
     Mr. Daberko, along with Jeffrey D. Kelly, vice chairman and chief financial officer, will host a conference call Tuesday, April 18th at 11:00 a.m. (ET) to discuss the first quarter 2006 results. Interested parties may access the conference call by dialing 1-877-777-1967. The conference call and supplemental materials will also be accessible via the Corporation’s Web site, nationalcity.com/investorrelations. The call will be open to the public in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event. Questions may be submitted by e-mail to investor.relations@nationalcity.com prior to or during the conference.
     A replay of the conference call will be available from 2:30 p.m. (ET) on April 18, 2006, until midnight (ET) on April 25, 2006, accessible at nationalcity.com and by telephone at 1-800-475-6701 (international 320-365-3844), passcode 820953 or via the Company’s website.

About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at nationalcity.com.

Unaudited
National City Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share data)

	2006	2005				2004
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

EARNINGS
Tax-equivalent interest income	$2,153	$2,113	$2,034	$1,865	$1,751	$1,727	$1,601	$1,387	$1,338
Interest expense	969	921	827	694	594	509	424	335	325

Tax-equivalent net interest income	1,184	1,192	1,207	1,171	1,157	1,218	1,177	1,052	1,013
Provision for credit losses	27	132	56	26	70	81	98	61	83

Tax-equivalent NII after provision for credit losses	1,157	1,060	1,151	1,145	1,087	1,137	1,079	991	930
Fees and other income	644	768	748	976	785	1,442	1,021	849	1,109
Securities gains (losses), net	12	9	(1)	5	14	11	3	5	—
Noninterest expense	1,142	1,271	1,158	1,181	1,145	1,247	1,211	1,049	965

Income before taxes and tax-equivalent adjustment	671	566	740	945	741	1,343	892	796	1,074
Income taxes	204	161	254	311	250	376	293	272	357
Tax-equivalent adjustment	8	7	8	9	7	7	8	5	7

Net income	$459	$398	$478	$625	$484	$960	$591	$519	$710

Effective tax rate	30.8%	28.6%	34.8%	33.2%	34.1%	28.1%	33.2%	34.4%	33.5%

PER COMMON SHARE
Net income:
Basic	$.75	$.65	$.75	$.98	$.75	$1.48	$.88	$.84	$1.17
Diluted	.74	.64	.74	.97	.74	1.46	.86	.83	1.16
Dividends paid	.37	.37	.37	.35	.35	.35	.35	.32	.32
Book value	20.69	20.51	20.54	20.42	19.82	19.80	18.98	16.86	16.25
Market value (close)	34.90	33.57	33.44	34.12	33.50	37.55	38.62	35.01	35.58
Average shares:
Basic	611.9	618.2	635.9	636.9	643.0	652.9	663.3	619.1	605.9
Diluted	619.7	625.4	644.7	644.1	652.5	666.3	677.1	625.5	612.6

PERFORMANCE RATIOS
Return on average common equity	14.91%	12.57%	14.59%	19.65%	15.35%	29.71%	19.00%	20.13%	29.58%
Return on average total equity	14.92	12.59	14.61	19.66	15.37	29.72	19.01	20.13	29.58
Return on average assets	1.33	1.10	1.31	1.80	1.42	2.77	1.76	1.80	2.61
Net interest margin	3.81	3.74	3.72	3.76	3.78	4.01	3.97	4.03	4.11
Efficiency ratio	62.50	64.85	59.25	55.03	58.94	46.85	55.11	55.15	45.50

LINE OF BUSINESS (LOB) RESULTS
Net Income:
National City Mortgage	($69)	$20	$26	$153	$85	$13	$139	$17	$273
National Consumer Finance	125	132	131	154	162	137	171	182	169

Total mortgage businesses	56	152	157	307	247	150	310	199	442

Rest of National City (RONC):
Consumer and Small Business Financial Services	178	162	171	153	140	159	151	148	133
Wholesale Banking	205	193	206	194	183	194	168	165	141
Asset Management	23	14	19	26	21	18	26	64	25
National Processing	—	—	—	—	—	(9)	17	14	12
Parent and Other	(3)	(123)	(75)	(55)	(107)	448	(81)	(71)	(43)

Total RONC	403	246	321	318	237	810	281	320	268

Total Consolidated National City Corporation	$459	$398	$478	$625	$484	$960	$591	$519	$710

LOB Contribution to Diluted Earnings Per Share:
National City Mortgage	($.11)	$.03	$.04	$.24	$.13	$.01	$.20	$.02	$.45
National Consumer Finance	.20	.21	.20	.24	.25	.20	.25	.29	.28

Total mortgage businesses	.09	.24	.24	.48	.38	.21	.45	.31	.73

Rest of National City (RONC):
Consumer and Small Business Financial Services	.29	.26	.27	.23	.22	.24	.22	.24	.22
Wholesale Banking	.33	.31	.32	.30	.28	.29	.25	.26	.23
Asset Management	.04	.02	.03	.04	.03	.03	.04	.10	.04
National Processing	—	—	—	—	—	(.01)	.02	.02	.02
Parent and Other	(.01)	(.19)	(.12)	(.08)	(.17)	.70	(.12)	(.10)	(.08)

Total RONC	.65	.40	.50	.49	.36	1.25	.41	.52	.43

Total Consolidated National City Corporation	$.74	$.64	$.74	$.97	$.74	$1.46	$.86	$.83	$1.16

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Unaudited
National City Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS (continued)
($ in millions)

	2006	2005				2004
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

CREDIT QUALITY STATISTICS
Net charge-offs	$121	$138	$83	$72	$87	$104	$97	$63	$82
Provision for credit losses	27	132	56	26	70	81	98	61	83
Loan loss allowance	1,001	1,094	1,108	1,125	1,179	1,188	1,178	1,028	1,011
Lending-related commitment allowance	79	84	88	100	93	100	127	117	115
Nonperforming assets	647	596	585	572	578	563	628	544	606
Annualized net charge-offs to average portfolio loans	.46%	.52%	.30%	.27%	.35%	.41%	.41%	.30%	.42%
Loan loss allowance to period-end portfolio loans	.98	1.03	1.02	1.05	1.15	1.19	1.21	1.21	1.26
Loan loss allowance to nonperforming portfolio loans	207.14	223.11	230.08	238.64	245.11	256.92	234.48	234.09	200.41
Loan loss allowance (period-end) to annualized net charge-offs	204.29	199.42	336.67	391.50	330.46	290.31	302.46	407.33	305.75
Nonperforming assets to period-end portfolio loans and other nonperforming assets	.63	.56	.54	.53	.56	.56	.64	.64	.76

CAPITAL AND LIQUIDITY RATIOS
Tier 1 capital(1)	7.43%	7.43%	7.68%	7.96%	7.91%	8.25%	8.23%	9.02%	9.36%
Total risk-based capital(1)	10.36	10.54	10.78	11.20	11.25	11.79	11.86	13.07	13.67
Leverage(1)	6.94	6.83	7.03	7.36	7.22	7.31	7.35	7.90	8.19
Period-end equity to assets	9.00	8.86	8.80	9.02	8.97	9.18	9.14	8.82	8.83
Period-end tangible common equity to assets (2)	6.70	6.57	6.57	6.75	6.65	6.83	6.71	7.64	7.88
Average equity to assets	8.94	8.78	8.95	9.13	9.23	9.31	9.24	8.94	8.81
Average equity to portfolio loans	11.83	11.79	11.98	12.16	12.62	12.96	12.95	12.50	12.20
Average portfolio loans to deposits	127.05	126.68	127.88	130.12	124.24	118.81	115.64	114.14	120.41
Average portfolio loans to core deposits	155.09	156.15	158.32	154.90	150.92	145.55	141.36	132.88	135.63
Average portfolio loans to earning assets	84.71	83.41	83.59	84.13	82.45	81.54	80.57	79.26	80.09
Average securities to earning assets	6.20	6.00	5.75	6.21	6.67	7.44	7.79	6.01	6.27

AVERAGE BALANCES
Assets	$139,396	$142,983	$144,967	$139,673	$138,516	$138,030	$133,703	$116,027	$109,599
Portfolio loans	105,431	106,433	108,386	104,908	101,283	99,127	95,425	82,942	79,154
Loans held for sale or securitization	8,826	11,172	11,570	10,109	11,502	11,503	11,861	13,910	12,323
Securities (at cost)	7,719	7,657	7,450	7,746	8,195	9,044	9,230	6,290	6,197
Earning assets	124,459	127,608	129,659	124,691	122,847	121,574	118,433	104,646	98,828
Core deposits	67,979	68,160	68,462	67,728	67,109	68,105	67,506	62,420	58,360
Purchased deposits and funding	55,105	58,661	59,567	55,859	54,713	53,030	49,907	40,080	38,253
Total equity	12,468	12,549	12,980	12,752	12,779	12,847	12,359	10,370	9,659

PERIOD-END BALANCES
Assets	$140,231	$142,397	$146,750	$144,143	$140,982	$139,414	$136,615	$117,180	$111,544
Portfolio loans	102,269	106,039	108,910	106,808	102,932	100,271	97,554	84,630	80,001
Loans held for sale or securitization	11,779	9,667	11,942	11,539	11,639	12,430	10,745	12,467	12,478
Securities (at fair value)	7,609	7,875	7,568	7,694	8,085	8,765	9,338	6,159	6,540
Core deposits	69,884	68,408	67,738	67,922	68,336	67,297	67,003	61,851	60,030
Purchased deposits and funding	52,879	56,564	61,839	58,639	55,274	55,282	52,535	41,473	37,343
Total equity	12,623	12,613	12,920	13,002	12,643	12,804	12,492	10,335	9,854

(1)	First quarter 2006 regulatory capital ratios are based upon preliminary data

(2)	Excludes goodwill and other intangible assets

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